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BANKAMERICA CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES                                                                              EXHIBIT 12(a)
----------------------------------------------------------------------------------------------------------------------------

                                                                                     YEAR ENDED DECEMBER 31
                                                NINE MONTHS ENDED -----------------------------------------------------------
(DOLLARS IN MILLIONS)                          SEPTEMBER 30, 1998       1997        1996        1995        1994      1993
----------------------------------------------------------------------------------------------------------------------------
Excluding Interest on Deposits

Income before taxes                                      $  6,177   $ 10,556    $  9,311    $  8,377    $  7,010    $  6,047

Equity in undistributed losses (earnings)
  of unconsolidated subsidiaries                               13        (49)         (7)        (19)        (55)        (42)

Fixed charges:
  Interest expense (including capitalized interest and
    amortization of debt discount and
    appropriate issuance costs)                             7,048      8,219       7,082       6,354       4,572       2,735
  1/3 of net rent expense                                     249        302         282         275         250         241

                                                         --------   --------    --------    --------    --------    --------
    Total fixed charges                                     7,297      8,521       7,364       6,629       4,822       2,976
                                                         --------   --------    --------    --------    --------    --------
Earnings (excluding capitalized interest)                 $13,487   $ 19,026    $ 16,668    $ 14,987    $ 11,774    $  8,979
                                                         --------   --------    --------    --------    --------    --------
Fixed charges                                            $  7,297   $  8,521    $  7,364    $  6,629    $  4,822    $  2,976
                                                         --------   --------    --------    --------    --------    --------
Ratio of Earnings to Fixed Charges                           1.85       2.23        2.26        2.26        2.44        3.02
                                                         ========   ========    ========    ========    ========    ========
Including Interest on Deposits

Income before taxes                                      $  6,177   $ 10,556    $  9,311    $  8,377    $  7,010    $  6,047

Equity in undistributed losses (earnings)
  of unconsolidated subsidiaries                               13        (49)         (7)        (19)        (55)        (42)

Fixed charges:
  Interest expense (including capitalized interest and
    amortization of debt discount and
    appropriate issuance costs)                            15,261     18,903      16,682      16,369      11,083       8,757
  1/3 of net rent expense                                     249        302         282         275         250         241
                                                         --------   --------    --------    --------    --------    --------
    Total fixed charges                                    15,510     19,205      16,964      16,644      11,333       8,998
                                                         --------   --------    --------    --------    --------    --------
Earnings (excluding capitalized interest)                 $21,700   $ 29,710    $ 26,268    $ 25,002    $ 18,285    $ 15,001
                                                         --------   --------    --------    --------    --------    --------

Fixed charges                                            $ 15,510   $ 19,205    $ 16,964    $ 16,644    $ 11,333    $  8,998
                                                         --------   --------    --------    --------    --------    --------

Ratio of Earnings to Fixed Charges                           1.40       1.55        1.55        1.50        1.61        1.67
                                                         ========   ========    ========    ========    ========    ========
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